Exhibit 10.16
INDEMNIFICATION AND RELEASE AGREEMENT
To Mr./Ms.
     It is in the best interest of Allot Communications Ltd. (the “Company”) to retain and attract as directors and/or officers the most capable persons available and such persons are becoming increasingly reluctant to serve in companies unless they are provided with adequate protection through insurance and indemnification in connection with such service.
     You are or have been appointed to be a director and/or officer of the Company, and in order to enhance your service to the Company in an effective manner, the Company desires to provide hereunder for your indemnification to the fullest extent permitted by law.
     In consideration of you continuing to serve the Company, the Company hereby agrees as follows:
1.	The Company hereby undertakes to indemnify you to the maximum extent permitted by applicable law for any liability or expense imposed or incurred by you in respect of any act or omission or alleged act or omission (each, an “action”) taken or made by you in your capacity as an Office Holder (as defined in the Israeli Companies Law, 1999 (the “Companies Law”)) of the Company, in respect of the following:
1.1.	any financial obligation imposed on or incurred by you in favor of another person by a court judgment, including a settlement or an arbitrator’s award approved by court; and

1.2.	reasonable litigation expenses, including without limitation attorneys’ fees and the fees and expenses of investigators, accountants and other experts, expended by you or charged to you by a court, (i) in a proceeding instituted against you by the Company or on its behalf or by another person, or (ii) in any criminal proceeding in which you are acquitted, or (iii) in any criminal proceeding for an offense which does not require proof of criminal intent of which you are convicted. and

1.3.	reasonable litigation expenses, including without limitation attorneys’ fees and the fees and expenses of investigators, accountants and other experts, expended by you as a result of an investigation or proceeding instituted against you by an authority authorized to conduct such investigation or proceeding, which: (i) is Concluded Without The Filing Of An Indictment (as defined in the Companies Law) against you and without the imposition on you of any Financial Obligation In Lieu of Criminal Proceedings (as defined in the Companies Law), or (ii) which is Concluded Without The Filing Of An Indictment against you, but with the imposition on you of a Financial Obligation In Lieu of Criminal Proceedings in respect of an offense that does not require proof of criminal intent.

1.4.	The above indemnification will also apply to any action taken by you in your capacity as an Office Holder of any other company controlled, directly or indirectly, by the Company (a “Subsidiary”) or in your capacity as an officer, director, or observer at board of directors’ meetings, of a company not controlled by the Company but where your appointment as such is at the request of the Company (“Affiliate”).

2.	The Company will not indemnify you for any amount you may be obligated to pay in respect of any of the following:
2.1.	a breach of your duty of loyalty, except, to the extent permitted by law, for a breach of a duty of loyalty to the Company, a Subsidiary or an Affiliate while acting in good faith and having reasonable cause to assume that such act would not prejudice the interests of the Company, the Subsidiary or the Affiliate, as applicable;

2.2.	a willful breach of the duty of care, or reckless disregard for the circumstances or to the consequences of a breach of the duty of care other than a breach arising solely out of your negligent conduct;

2.3.	an action, taken or not taken, with the intent of unlawfully realizing personal gain;

2.4.	a fine or penalty imposed upon you for an offense;

2.5.	a counterclaim made by the Company or a Subsidiary or in its name in connection with a claim against the Company or such Subsidiary filed by you, other than for indemnification hereunder; and

2.6	any claim arising from your purchase and sale of securities in violation of Section 16(b) of the Securities Act of 1934, as amended, if applicable.
3.	The indemnification undertaking in paragraph 1.1 will be limited to the matters mentioned therein insofar as they result from your actions in the following matters or in connection therewith (which have been determined by the Board of Directors of the Company as foreseeable in view of the Company’s current activity):
3.1.	The offering of securities by the Company and/or by a shareholder to the public and/or to private investors or the offer by the Company to purchase securities from the public and/or from private investors or other holders pursuant to a prospectus, agreements, notices, reports, tenders and/or other proceedings;

3.2.	Occurrences resulting from the Company’s becoming, or its status as, a public company, and/or from the fact that the Company’s securities were offered to the public and/or are traded on a stock exchange, whether in Israel or abroad;

3.3.	Occurrences in connection with investments that the Company and/or Subsidiaries and/or Affiliates make in other corporations whether before and/or after the investment is made, entering into the transaction, the execution, development and monitoring thereof, including actions taken by you in the name of the Company and/or a Subsidiary and/or an Affiliate as a director, officer, employee and/or board observer of the corporation the subject of the transaction and the like;

3.4.	The sale, purchase and holding of negotiable securities or other investments for or in the name of the Company, a Subsidiary and/or an Affiliate;

3.5.	Actions in connection with any sale or acquisition of assets by the Company, a Subsidiary and/or an Affiliate or the merger of the Company, a Subsidiary and/or an Affiliate with or into another entity;

3.6.	Actions in connection with the sale of the operations and/or business, or part thereof, of the Company, a Subsidiary and/or an Affiliate;

3.7.	Without derogating from the generality of the above, actions in connection with the purchase or sale of companies, legal entities or assets, and the division or consolidation thereof;

3.8.	Actions taken in connection with labor relations and/or employment matters in, and agreements, transactions and trade relations of, the Company, its Subsidiaries and/or Affiliates with third parties, including without limitation with employees, consultants, independent contractors, customers, suppliers and various service providers;

3.9.	Actions concerning the approval of transactions of the Company, its Subsidiaries and/or Affiliates with officers and/or directors and/or holders of controlling interests in the Company, its Subsidiaries and/or Affiliates;

3.10.	Actions taken in connection with the approval and execution of financial statements and business reports and the representations made in connection therewith;

3.11.	Actions in connection with the testing of products developed by the Company, its Subsidiaries and/or Affiliates or in connection with the distribution, sale, license or use of such products;

3.12.	Actions taken in connection with the intellectual property of the Company, its Subsidiaries and/or Affiliates, and its protection, including the registration or assertion of rights to intellectual property and the defense of claims related to intellectual property; and

3.13.	Actions taken pursuant to or in accordance with the policies and procedures of the Company, its Subsidiaries and/or Affiliates, whether such policies and procedures are published or not.
4.	The Company will make available to you all amounts needed in accordance with paragraph 1 above on the date on which such amounts are first payable by you (“Time of Indebtedness”), and with respect to items referred to in paragraphs 1.2 and 1.3 above, even prior to a court decision. Advances given to cover legal expenses in a criminal proceeding or in administrative or investigative proceeding that result in a criminal proceeding will be repaid by you to the Company if you are found guilty of a crime which requires proof of criminal intent. Other advances will be repaid by you to the Company if it is determined that you are not lawfully entitled to such indemnification.

As part of the aforementioned undertaking, the Company will make available to you any security or guarantee that you may be required to post in accordance with an interim decision given by a court or an arbitrator, including for the purpose of substituting liens imposed on your assets.

All amounts paid as indemnification pursuant hereto will be grossed-up to cover any tax payments you may be required to make if the indemnification payments are taxable to you.

5.	The Company will indemnify you even if at the relevant Time of Indebtedness you are no longer an Office Holder of the Company or of a Subsidiary or an officer, director or board observer of an Affiliate, provided that the obligations are in respect of actions taken by you while you were an Office Holder, director, officer, and/or board observer, as aforesaid, and in such capacity, including if taken prior to the date of this Indemnification and Release Agreement and the indemnity will extend to your heirs, executors, administrators and legal representatives.

6.	The Company will not indemnify you for any liability with respect to which you have received payment by virtue of an insurance policy or another indemnification agreement other than for amounts which are in excess of the amounts actually paid to you pursuant to any such insurance policy or another indemnity agreement (including deductible amounts not covered by insurance policies).

7.	Subject to the provisions of paragraph 6 above, the indemnification under paragraph 1.1 above with respect to all Office Holders in the aggregate will limited to an aggregate amount (which has been determined by the Board of Directors of the Company to be reasonable under the circumstances) which shall not exceed the greater of: (i) with respect to indemnification in connection with public offering of the Company’s securities, the gross proceeds raised by the Company and/or any Selling Shareholder in such public offering, and (ii) with respect to any and all matters mentioned in paragraph 3 above (including a public offering of the Company’s securities), an amount equal to 50% of the Company’s shareholders equity (on a consolidated basis), based on the Company’s most recent financial statements made publicly available before the date on which the indemnity payment is made. If the aforesaid amount is insufficient to cover all amounts to which all Office Holders are entitled, such amount shall be allocated among such persons pro rata to the amounts to which they are so entitled.

8.	The Company will be entitled to reimbursement of amounts collected from a third party in connection with liabilities for which you were indemnified hereunder, such reimbursement not to exceed the amounts for which you were indemnified by the Company.

9.	In all indemnifiable circumstances indemnification will be subject to the following:
9.1.	You shall promptly notify the Company of any legal proceedings initiated against you and of all possible or threatened legal proceedings and, to the extent permitted by law, all administrative or investigative proceedings initiated against you, without delay following your first becoming aware thereof, and deliver to the Company, or to such person as it shall advise you, without delay all documents you receive in connection with these proceedings and provide such other information and cooperation as the Company shall reasonably request.

Similarly, you shall advise the Company on an ongoing and current basis concerning all events which you suspect may give rise to the initiation of legal proceedings against you.

Failure to notify the Company as aforesaid will not relieve the Company of its indemnification obligations pursuant hereto except to the extent that it has been actually prejudiced as a result of such failure.

9.2.	Other than with respect to proceedings that have been initiated against you by the Company or in its name, the Company shall be entitled to assume the conduct of your defense in respect of such legal proceedings and/or to hand over the conduct thereof to any attorney which the Company may choose for that purpose, except to an attorney who is not, upon reasonable grounds, acceptable to you.

Notwithstanding the foregoing you will be entitled to appoint separate counsel of your own that shall accompany you in such proceeding, but the expenses associated with the employment of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at your expense unless (i) the employment of counsel by you has been authorized by the Company, (ii) you shall have reasonably concluded that there is reasonably likely to be a conflict of interest between the Company and you in the conduct of the defense of such proceeding or (iii) the Company shall not in fact have employed counsel to assume the defense of such proceeding, in each of which cases the expenses of your separate counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Company or as to which you shall have made the conclusion provided for in (ii) above.

The Company and/or its attorney appointed by it as aforesaid shall be entitled, within the context of the conduct as aforesaid, to conclude such proceedings, all as it shall see fit, including by way of settlement. At the request of the Company, you shall execute all documents reasonably required to enable the Company and/or its attorney as aforesaid to conduct your defense in your name, and to represent you in all matters connected therewith, in accordance with the aforesaid.

For the avoidance of doubt, in the case of criminal proceedings the Company and/or its attorney as aforesaid will not have the right to plead guilty in your name or to agree to a plea-bargain in your name without your written consent. Furthermore, in a civil proceeding (whether before a court or as a part of a compromise arrangement), the Company and/or its attorney will not have the right to admit to any occurrences that are not fully indemnifiable pursuant to this Indemnification and Release Agreement, or to enter into any settlement, or compromise or consent to any judgment unless such settlement, compromise or consent includes an unconditional release of you from all liability arising out of the proceeding, without your written consent, which will not be unreasonably withheld. However, the aforesaid will not prevent the Company and/or its attorney as aforesaid, with the approval of the Company, to come to a financial arrangement with a plaintiff in a civil proceeding without your consent so long as such arrangement will not be an admittance of an occurrence not fully indemnifiable pursuant to this Indemnification and Release Agreement and so long as it includes an unconditional release as aforesaid.

9.3.	You will fully cooperate with the Company and/or its attorney as aforesaid in every reasonable way as may be required of you within the context of their conduct of such legal proceedings, including but not limited to the execution of power(s) of attorney and other documents, provided that the Company shall cover all costs incidental thereto such that you will not be required to pay the same or to finance the same yourself; and provided, further, that you shall not be required to take any action that would in any way prejudice your defense or waive any defense or position available to you in connection with any proceeding.

9.4.	You will do all things reasonably requested by the Board of Directors of the Company to subrogate to the Company any rights of recovery (including rights to insurance or indemnification from persons other than the Company) which you may have with respect to any proceeding.

9.5.	The Company will have no liability or obligation pursuant to this Indemnification and Release Agreement or the resolutions referred to below to indemnify you for any amount expended by you pursuant to any compromise or settlement agreement reached in any suit, demand or other proceeding as aforesaid without the Company’s prior consent to such compromise or settlement.

9.6.	That, if required by law, the Company’s authorized organs will consider the request for indemnification and the amount thereof, and will determine if you are entitled to indemnification and the amount thereof.
10.	Subject to paragraph 2 above, the Company hereby exempts and releases you, to the fullest extent permitted by law, from any liability for damages caused as a result of a breach of your duty of care to the Company, whether such breach occurred or occurs prior or subsequent to the resolutions referred to below, provided that no such exemption shall apply to a breach of your duty of care in connection with distribution of Company’s assets.

11.	If for the validation of any of the undertakings in this Indemnification and Release Agreement any act, resolution, approval or other procedure is required, the Company undertakes to initiate and make its best efforts to cause them to be done or adopted in a manner which will enable the Company to fulfill all its undertakings as aforesaid.

12.	For the avoidance of doubt, it is hereby clarified that nothing contained in this Indemnification and Release Agreement or in the above resolutions derogates from the Company’s right to indemnify you post factum for any amounts which you may be obligated to pay as set forth in paragraph 1 above without the limitations set forth in paragraphs 3 and 7 above.

13.	If any undertaking included in this Indemnification and Release Agreement is held invalid or unenforceable, such invalidity or unenforceability will not affect any of the other undertakings, exemptions or releases, which will remain in full force and effect. Furthermore, if such invalid or unenforceable undertaking exemption or release may be modified or amended so as to be valid and enforceable as a matter of law, such undertakings exemptions or releases will be deemed to have been modified or amended, and any competent court or arbitrator are hereby authorized to modify or amend such undertaking exemption or release, so as to be valid and enforceable to the maximum extent permitted by law.

14.	This Indemnification and Release Agreement and the agreement herein shall be governed by and construed and enforced in accordance with the laws of the State of Israel, as such laws are applied to contracts entered into and to be performed entirely within the State of Israel, without regard to its conflict of laws rules.

15.	This Indemnification and Release Agreement contains the entire agreement and understanding between the Company and yourself in respect of the subject matter hereof and terminates and replaces any previous agreement in such respect any previous indemnification agreement with you.

16.	Subject to all indemnification limitations set herein, the Company shall reimburse you for all of your reasonable out-of-pocket expenses, including legal expenses, in enforcing this Indemnification and Release Agreement against the Company in the event that you prevail in such enforcement.
This letter is being issued to you pursuant to the resolutions adopted by the board of directors of the Company on                      ___, 2006, and by the shareholders of the Company on                      ___, 2006.
Kindly sign and return the enclosed copy of this letter to acknowledge your agreement to the contents hereof.

Sincerely,

Allot Communications Ltd.
By:
Title:
	Date:	___, 2006
I agree.

[Name of Office Holder]

Date: ___, 2006